EXHIBIT 99.1
R E L E A S E
Tekelec Announces Q2 2006 Results
Morrisville, N.C. August 7 2006 — Tekelec (NASDAQ: TKLC), a leading developer of high-performance network applications for next-generation fixed, mobile and packet networks, today announced its results for the quarter and six months ended June 30, 2006. Results of the Company’s IEX contact center business unit are presented as income from discontinued operations. Results from continuing operations, which exclude IEX, are also referred to as results from the Company’s Telecom business.
Results from Continuing Operations
Revenue from continuing operations for the second quarter of 2006 was $149.9 million, up 34% compared to $111.5 million for the second quarter of 2005. For the second quarter of 2006, the Company had orders for the Telecom business of $100.4 million, down 31% compared to $145.1 million for the second quarter of 2005. Telecom backlog as of June 30, 2006 was $514.9 million compared to $564.4 million as of March 31, 2006.
On a GAAP basis, the Company reported income from continuing operations for the second quarter of 2006 of $4.9 million, or $0.07 per diluted share, compared to a loss from continuing operations of $1.5 million, or $0.02 loss per diluted share, for the second quarter of 2005. On a non-GAAP basis, income from continuing operations for the second quarter of 2006 was $13.8 million, or $0.19 per diluted share, compared to income from continuing operations of $2.1 million, or $0.03 per diluted share, for the second quarter of 2005. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
Revenue from continuing operations for the first six months of 2006 was $244.0 million, up 2% compared to $239.5 million for the first six months of 2005. For the first six months of 2006, the Company had orders from continuing operations of $226.0 million, down 12% compared to $255.7 million for the first six months of 2005.
On a GAAP basis, the Company reported a loss from continuing operations for the first six months of 2006 of $14.5 million, or $0.22 loss per diluted share, compared to income of $14.2 million, or $0.21 per diluted share, for the first six months of 2005. On a non-GAAP basis, income from continuing operations for the first six months of 2006 was $0.7 million, or $0.01 per diluted share, compared to income from continuing operations of $20.9 million, or $0.30 per diluted share, for the first six months of 2005. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.

Results from Discontinued Operations
The sale of the IEX contact center business to NICE Systems, Inc. closed on July 6, 2006 and the operations of IEX have been presented as a discontinued operation. On a GAAP basis, income from discontinued operations in the second quarter of 2006 was $9.6 million, or $0.14 per diluted share, compared to income from discontinued operations of $2.3 million, or $0.03 per diluted share, in the second quarter of 2005. On a GAAP basis, income from discontinued operations for the first six months of 2006 was $12.6 million, or $0.19 per diluted share, compared to income from discontinued operations of $4.1 million, or $0.05 per diluted share, for the first six months of 2005. Included in the income from discontinued operations for the three and six months ended June 30, 2006 was licensing income resulting from the settlement of the Blue Pumpkin litigation of $8.25 million, which contributed approximately $5.3 million after tax, or $0.07 per diluted share. Tekelec will receive six additional annual payments of $500,000 as part of the settlement agreement, which will be recorded as income in future periods. The Company will also record a gain on the sale of discontinued operations in the third quarter of 2006 to reflect the difference between net proceeds received and the book value of IEX shares.
At June 30, 2006, Tekelec’s consolidated cash, cash equivalents and short-term investments totaled $237.2 million, down from $245.3 million at March 31, 2006. Deferred revenues from continuing operations were $257.1 million at June 30, 2006, down from $282.6 million at March 31, 2006.
Frank Plastina, president and chief executive officer of Tekelec, stated “The Company’s strong backlog at June 30, 2006 and our operating performance for the second quarter of 2006 highlight the strength of the Company’s business. While we continue to expect volatility in our revenue and operating results as a result of applying the residual method of revenue recognition, we currently expect that revenues and operating profits from the Telecom business will grow during the second half of 2006 compared to both the first half of 2006 and the second half of 2005. Orders for the first half of 2006 were lower than anticipated, but we expect an increase in orders for the second half of the year “
Consolidated Results
Net income on a consolidated basis for the three months ended June 30, 2006 was $14.6 million, or $0.20 per diluted share, compared to net income on a consolidated basis for the three months ended June 30, 2005 of $0.8 million, or $0.01 per diluted share. Net loss on a consolidated basis for the six months ended June 30, 2006 was $2.0 million, or $0.03 loss per diluted share, compared to net income on a consolidated basis for the six months ended June 30, 2005 of $18.3 million, or $0.26 per diluted share.
SEC Discussion
During the recently completed restatement process, the staff of the Atlanta, Georgia District Office of the Securities and Exchange Commission (the “Commission”) contacted the Company to request that the Company meet voluntarily with the staff to discuss matters related to the Company’s restatement of its financial statements. The Company recently met informally with the staff to discuss the restatement process and its restated financial statements which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”). The Company intends to continue to fully cooperate with the staff and to furnish additional information if requested to do so.
Conference Call
Tekelec has scheduled a conference call for Monday, August 7, 2006, for management to discuss second quarter 2006 results. The Company also plans to provide on its web site non-GAAP numbers for the second quarter and first six months of 2006 and to discuss during this call certain forward looking information concerning the Company’s prospects for the second half of 2006.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Monday, August 7, 2006, at 4:45 p.m. EDT. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 7:45 p.m. on August 7th and for 90 days thereafter.

Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID # 3507760.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the resulting non-GAAP statements of operations to (i) evaluate financial results,(ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to determine incentive compensation and evaluate key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of each of the non-GAAP measures, including the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Form 10-Q for the 2006 first quarter, its 2005 Form 10-K and its other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in the Company’s filings with the Commission, include, among others, the impact on future operating results of changes in revenue recognition described in the 2005 Form 10-K, the Form 10-Q for the 2006 first quarter, and in prior reports filed with the Commission and the risk that the Company’s financial results for the full year 2006 and for the second half of 2006 will not meet the Company’s expectations. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec is a high-performance network applications company that is accelerating the transition to IP Multimedia Subsystem (IMS) networks for service providers around the globe. With its experience at the intersection of network applications and session control, Tekelec creates highly efficient platforms for managing media and delivering network solutions. Corporate headquarters are in Morrisville, N.C., in the Research Triangle Park area, with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
###
Investor Contacts:
Jim Chiafery
Director of Investor Relations
919-461-6825 office
James.chiafery@tekelec.com

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Thousands, except per share data)
Revenues	$149,868	$111,482	$243,972	$239,509
Cost of sales:
Cost of goods sold	57,881	44,426	110,320	84,226
Amortization of purchased technology	1,276	1,487	2,552	2,972

Total cost of sales	59,157	45,913	112,872	87,198

Gross profit	90,711	65,569	131,100	152,311

Operating expenses:
Research and development	37,608	29,925	72,312	58,763
Sales and marketing	23,693	21,690	45,777	42,487
General and administrative	18,143	15,661	33,869	29,298
Restructuring and other (1)	3,255	2,503	3,419	2,760
Amortization of intangible assets	578	702	1,156	1,581

Total operating expenses	83,277	70,481	156,533	134,889

Income (loss) from operations	7,434	(4,912)	(25,433)	17,422
Other income (expense):
Interest income	1,878	1,712	3,527	2,971
Interest expense	(859)	(910)	(1,781)	(1,905)
Loss on sale of investments	—	—	1,794	(1,344)
Other, net	217	(282)	(352)	(682)

Total other income (expense), net	1,236	520	3,188	(960)

Income from continuing operations before provision for income taxes	8,670	(4,392)	(22,245)	16,462
Provision for income taxes	3,742	(5)	(7,711)	9,929

Income (loss) before minority interest	4,928	(4,387)	(14,534)	6,533
Minority interest (2)	—	2,864	—	7,646

Income (loss) from continuing operations	4,928	(1,523)	(14,534)	14,179
Income from discontinued operations, net of taxes.	9,622	2,308	12,575	4,081

Net income (loss)	$14,550	$785	$(1,959)	$18,260

Earnings (loss) per share from continuing operations:
Basic	$0.07	$(0.02)	$(0.22)	$0.22
Diluted	0.07	(0.02)	(0.22)	0.21
Earnings per share from discontinued operations:
Basic	$0.14	$0.03	$0.19	$0.06
Diluted	0.14	0.03	0.19	0.05
Earnings (loss) per share:
Basic	$0.22	$0.01	$(0.03)	$0.28
Diluted	0.20	0.01	(0.03)	0.26
Weighted average number of shares outstanding-continuing operations:
Basic	66,933	65,723	66,883	65,660
Diluted (3)	68,202	65,723	66,883	74,013
Weighted average number of shares outstanding:
Basic	66,933	65,723	66,883	65,660
Diluted (3)	74,563	67,258	66,883	74,013

Notes to Unaudited Condensed Consolidated Statements of Operations (in thousands):
(1)	This amount represents restructuring and other costs related principally to reductions in staff associated with the (i) restructuring of our operations in 2006 (the “2006 Restructuring”), (ii) our corporate headquarters and Taqua relocations in 2005, and (iii) the relocation of our manufacturing operations in 2004. The 2006 Restructuring involved the termination of approximately 60 employees across all of our business units, customer service organization and operations group. The majority of the terminated employees worked directly for or in support of the Switching Solutions Group based in Plano, Texas. The estimated annual operating cost savings resulting from the 2006 Restructuring is expected to be between $8.0 and $8.5 million.

(2)	On October 3, 2005, we acquired the remaining shares of Santera capital stock held by the minority shareholders and on that date, Santera became a wholly owned subsidiary of Tekelec. For all periods presented, the results of Santera are included in the consolidated results of operations of Tekelec. The consolidated provision for income taxes does not include any benefit from the losses generated by Santera prior to October 3, 2005 due to the following:
-	Prior to October 3, 2005, Santera’s losses could not be included on Tekelec’s consolidated federal tax return because its ownership interest in Santera did not meet the threshold to consolidate under income tax rules and regulations.

-	Prior to October 3, 2005, a full valuation allowance had been established on the income tax benefits generated by Santera as a result of Santera’s historical operating losses.
(3)	For the three months ended June 30, 2006, the calculation of consolidated diluted earnings per share (including discontinued operations) includes the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. For the six months ended June 30, 2005 the calculation of diluted earnings per share includes the add-back to net income of $1,162 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended June 30, 2006 and for the six months ended June 30, 2005 includes 6,361 shares related to the convertible debt using the “if-converted” method. For all other periods presented, these adjustments were excluded from the calculation of diluted earnings per share as these adjustments were anti-dilutive.

TEKELEC
UNAUDITED NON-GAAP (1) STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Thousands, except per share data)
Revenues	$149,868	$111,482	$243,972	$239,509
Cost of sales:
Cost of goods sold	56,568	43,862	107,503	83,056

Gross profit	93,300	67,620	136,469	156,453

Operating expenses:
Research and development	34,294	29,942	65,124	58,617
Sales and marketing	22,051	21,690	42,215	42,487
General and administrative	16,206	15,001	29,450	27,866

Total operating expenses	72,551	66,633	136,789	128,970

Income (loss) from operations	20,749	987	(320)	27,483
Interest and other income (expense), net	1,236	520	1,395	384

Income from continuing operations before provision for income taxes	21,985	1,507	1,075	27,867
Provision for income taxes (2)	8,138	1,796	388	13,025

Income (loss) before minority interest	13,847	(289)	687	14,842
Minority interest	—	2,397	—	6,070

Net income(loss)	$13,847	$2,108	$687	$20,912

Earnings (loss) per share from continuing operations:
Basic	$0.21	$0.03	$0.01	$0.32
Diluted	0.19	0.03	0.01	0.30

Weighted average number of shares outstanding-continuing operations:
Basic	66,933	65,723	66,883	65,660
Diluted	74,563	67,258	68,219	74,013
Notes to Unaudited Non-GAAP Statements of Operations (in thousands):
(1)	Please refer to the attached reconciliation of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.

(2)	The above Non-GAAP Statements of Operations assume effective income tax rates of 37% and 36% for the three and six months ended June 30, 2006, respectively, and an effective income tax rate of 35% for the three and six months ended June 30, 2005. For the three and six months ended June 30, 2005, there were no income tax benefits associated with the losses generated by Santera.

(3)	For the three months ended June 30, 2006, the calculation of diluted earnings per share includes the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. For the six months ended June 30, 2005, the calculation of diluted earnings per share includes the add-back to net income of $1,162 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for both the three months ended June 30, 2006 and six months ended June 30, 2005 includes 6,361 shares related to the convertible debt using the “if-converted” method. For all other periods presented, these adjustments were excluded from the calculation of diluted earnings per share as these adjustments were anti-dilutive.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$29,596	$52,069
Short-term investments, at fair value	207,592	174,260

Total cash, cash equivalents and short-term investments	237,188	226,329

Accounts receivable, net	128,590	115,789
Inventories	65,832	47,512
Income tax receivable	13,254	—
Deferred income taxes	32,889	27,456
Deferred costs and prepaid commissions	84,077	78,190
Prepaid expenses and other current assets	15,354	15,298
Assets of discontinued operations	18,808	18,647

Total current assets	595,992	529,221
Property and equipment, net	45,249	40,474
Investments in privately held companies	7,322	7,322
Deferred income taxes, net	63,004	68,585
Other assets	3,981	6,047
Goodwill	115,828	116,324
Intangible assets, net	52,966	57,214

Total assets	$884,342	$825,187

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$32,213	$32,347
Accrued expenses	44,209	47,960
Accrued payroll and related expenses	28,431	28,156
Short-term notes and current portion of notes payable	11	96
Current portion of deferred revenues	249,688	208,278
Liabilities of discontinued operations	22,752	23,279

Total current liabilities	377,304	340,116
Long-term convertible debt	125,000	125,000
Deferred income taxes	1,582	1,694
Long-term portion of deferred revenues	7,390	5,217

Total liabilities	511,276	472,027

Commitments and Contingencies
Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 67,169,166 and 66,838,310 shares issued and outstanding, respectively	290,048	274,413
Deferred stock-based compensation	—	(5,680)
Retained earnings	83,707	85,666
Accumulated other comprehensive income (loss)	(689)	(1,239)

Total shareholders’ equity	373,066	353,160

Total liabilities and shareholders’ equity	$884,342	$825,187

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Six Months Ended
	June 30,
	2006	2005
	(Thousands)
Cash flows from operating activities:
Net income (loss)	$(1,959)	$18,260
Income from discontinued operations	(12,575)	(4,081)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (gain) on investments	(1,794)	1,344
Minority interest	—	(7,646)
Provision for (recoveries of) doubtful accounts and returns	—	358
Depreciation	11,330	8,658
Amortization of intangibles	4,248	5,347
Amortization, other	2,186	4,110
Deferred income taxes	(11)	688
Stock-based compensation	16,896	1,666
Tax benefit related to stock options	—	458
Excess tax benefits from stock-based compensation	(341)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(12,586)	5,879
Inventories	(18,135)	(17,085)
Income tax receivable	(12,913)	—
Prepaid expenses and other current assets	(6,605)	(6,817)
Trade accounts payable	(237)	3,063
Accrued expenses	(4,142)	(1,606)
Accrued payroll and related expenses	247	1,852
Deferred revenues	43,346	23,607

Total adjustments	21,489	23,876

Net cash provided by operating activities – continuing operations	6,955	38,055
Net cash provided by operating activities – discontinued operations	12,966	10,136

Net cash provided by operating activities	19,921	48,191

Cash flows from investing activities:
Proceeds from sales and maturities of investments	383,480	104,821
Purchases of investments	(415,817)	(149,009)
Purchases of property and equipment	(16,093)	(16,204)
Purchase of technology	—	(4,000)
Change in other assets	1,690	(80)

Net cash used in investing activities – continuing operations	(46,740)	(64,472)
Net cash used in investing activities – discontinued operations	(98)	(104)

Net cash used in investing activities	(46,838)	(64,576)

Cash flows from financing activities:
Payments on notes payable and capital leases	(85)	(1,173)
Proceeds from issuance of common stock	3,904	3,309
Excess tax benefits from stock-based compensation	341	—

Net cash provided by financing activities	4,160	2,136

Effect of exchange rate changes on cash	284	(127)

Net change in cash and cash equivalents	(22,473)	(14,376)
Cash and cash equivalents at beginning of period	52,069	48,925

Cash and cash equivalents at end of period	29,596	34,549
Cash and cash equivalents of discontinued operations at end of period	—	396

Cash and cash equivalents at end of period	$29,596	$34,153

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended June 30, 2006

	(thousands, except per share data)

						Non-
	Tekelec	IEX	GAAP			GAAP
	(w/	(Discontinued	Continuing			Continuing
	IEX)	Operations)	Operations	Adjustments		Operations

Revenues	$172,619	$(22,751)	$149,868	$—		$149,868
Costs and expenses:
Cost of sales:
Cost of goods sold	61,181	(3,300)	57,881	(1,043	)(1)	56,568
				(270	)(2)
Amortization of purchased technology	1,276		1,276	(1,276	)(2)	—

Total cost of sales	62,457	(3,300)	59,157	(2,589)		56,568

Gross profit	110,162	(19,451)	90,711	2,589		93,300

Research and Development	39,169	(1,561)	37,608	(3,314	)(1)	34,294
Sales and Marketing	26,156	(2,463)	23,693	(1,642	)(1)	22,051
General and administrative	18,621	(478)	18,143	(1,614	)(1)	16,206
				(113	)(3)
				(210	)(4)
Restructuring and other	3,255		3,255	(3,255	)(5)	—
Amortization of intangible assets	578		578	(578	)(2)	—

Total operating expenses	87,779	(4,502)	83,277	(10,726)		72,551

Income (loss) from operations	22,383	(14,949)	7,434	13,315		20,749

Interest and other income (expense), net	1,226	10	1,236	—		1,236

Income (loss) from continuing operations before provision for income taxes	23,609	(14,939)	8,670	13,315		21,985

Provision for income taxes	9,059	(5,317)	3,742	4,396	(6)	8,138

Net income (loss) from continuing operations	$14,550	$(9,622)	$4,928	$8,919		$13,847

Earnings (loss) per share:
Basic	$0.22		$0.07			$0.21
Diluted (7)	0.20		0.07			0.19
Earnings per share weighted average number of shares outstanding:
Basic	66,933		66,933			66,933
Diluted (7)	74,563		68,202			74,563

Notes to Unaudited Impact of Non-GAAP Adjustments on Net Income:
(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock, restricted stock units and stock purchase rights granted under our employee stock purchase plans.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus, iptelorg and Santera.

(3)	The adjustment represents $113,000 in legal expenses incurred to settle the IEX vs. Blue Pumpkin litigation.

(4)	The adjustment represents $210,000 in costs associated with the 2006 restatement of our consolidated financial statements.

(5)	The adjustment represents restructuring and other costs related to our 2006 restructuring and changes in estimates relating to the restructuring of our manufacturing, corporate headquarters and Taqua relocations in 2005 and 2004.

(6)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate of 37%

(7)	For the three months ended June 30, 2006, the calculations of diluted earnings per share include a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method.

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended June 30, 2005

	(thousands, except per share data)

						Non-
	Tekelec	IEX	GAAP			GAAP
	(w/	(Discontinued	Continuing			Continuing
	IEX)	Operations)	Operations	Adjustments		Operations

Revenues	$122,728	$(11,246)	$111,482	$—		$111,482
Costs and expenses:
Cost of sales:
Cost of goods sold	47,521	(3,095)	44,426	(65	)(1)	43,862
				(499	)(2)
Amortization of purchased technology	1,487		1,487	(1,487	)(2)	—

Total cost of sales	49,008	(3,095)	45,913	(2,051)		43,862

Gross profit	73,720	(8,151)	65,569	2,051		67,620

Research and Development	31,429	(1,504)	29,925	17	(1)	29,942
Sales and Marketing	23,894	(2,204)	21,690	—		21,690
General and administrative	16,314	(653)	15,661	(660	)(1)	15,001
Restructuring and other	2,503		2,503	(2,503	)(3)	—
Amortization of intangible assets	702		702	(702	)(2)	—

Total operating expenses	74,842	(4,361)	70,481	(3,848)		66,633

Income (loss) from operations	(1,122)	(3,790)	(4,912)	5,899		987

Interest and other income (expense), net	411	109	520	—		520

Income (loss) from continuing operations before provision for income taxes	(711)	(3,681)	(4,392)	5,899		1,507

Provision for income taxes	1,368	(1,373)	(5)	1,801	(4)	1,796

Income (loss) before minority interest	(2,079)	(2,308)	(4,387)	4,098		(289)

Minority Interest	2,864	—	2,864	(467	) (5)	2,397

Net income (loss) from continuing operations	$785	$(2,308)	$(1,523)	$3,631		$2,108

Earnings (loss) per share:
Basic	$0.01		$(0.02)			$0.03
Diluted (6)	0.01		(0.02)			0.03
Earnings per share weighted average number of shares outstanding:
Basic	65,723		65,723			65,723
Diluted (6)	67,258		65,723			67,258

Notes to Unaudited Impact of Non-GAAP Adjustments on Net Income:
(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock, restricted stock units and stock purchase rights granted under our employee stock purchase plans.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus, and Santera.

(3)	The adjustment represents restructuring and other costs related to our manufacturing, corporate headquarters and Taqua relocations.

(4)	The adjustment represents the income tax effect of footnotes (1), (2), and (3) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(5)	The adjustment represents the minority interest impact of footnote (2).

(6)	For the three months ended June 30, 2005, the calculations of diluted earnings per share exclude a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effects of including such amounts are anti-dilutive.

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Six Months Ended June 30, 2006

	(thousands, except per share data)

						Non-
	Tekelec	IEX	GAAP			GAAP
	(w/	(Discontinued	Continuing			Continuing
	IEX)	Operations)	Operations	Adjustments		Operations

Revenues	$280,085	$(36,113)	$243,972	$—		$243,972
Costs and expenses:
Cost of sales:
Cost of goods sold	117,187	(6,867)	110,320	(2,277	)(1)	107,503
				(540	)(2)
Amortization of purchased technology	2,552	—	2,552	(2,552	)(2)	—

Total cost of sales	119,739	(6,867)	112,872	(5,369)		107,503

Gross profit	160,346	(29,246)	131,100	5,369		136,469

Research and Development	75,719	(3,407)	72,312	(7,188	)(1)	65,124
Sales and Marketing	50,809	(5,032)	45,777	(3,562	)(1)	42,215
General and administrative	35,014	(1,145)	33,869	(3,867	)(1)	29,450
				(342	)(3)
				(210	)(4)
Restructuring and other	3,419	—	3,419	(3,419	)(5)	—
Amortization of intangible assets	1,156	—	1,156	(1,156	)(2)	—

Total operating expenses	166,117	(9,584)	156,533	(19,744)		136,789

Income (loss) from operations	(5,771)	(19,662)	(25,433)	25,113		(320)

Interest and other income (expense), net	3,175	13	3,188	(1,793	)(6)	1,395

Income (loss) from continuing operations before provision for income taxes	(2,596)	(19,649)	(22,245)	23,320		1,075

Provision for income taxes	(637)	(7,074)	(7,711)	8,099	(7)	388

Net income (loss) from continuing operations	$(1,959)	$(12,575)	$(14,534)	$15,221		$687

Earnings (loss) per share:
Basic	$(0.03)		$(0.22)			$0.01
Diluted (8)	(0.03)		(0.22)			0.01
Earnings per share weighted average number of shares outstanding:
Basic	66,883		66,883			66,883
Diluted (8)	66,883		66,883			68,219

Notes to Unaudited Impact of Non-GAAP Adjustments on Net Income:
(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock, restricted stock units and stock purchase rights granted under our employee stock purchase plans.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus, iptelorg and Santera.

(3)	The adjustment represents $342,000 in legal expenses incurred to settle the IEX vs. Blue Pumpkin litigation.

(4)	The adjustment represents $210,000 in costs associated with the 2006 restatement of our consolidated financial statements.

(5)	The adjustment represents restructuring and other costs related to our 2006 restructuring and changes in estimates relating to the restructuring of our manufacturing, corporate headquarters and Taqua relocations in 2005 and 2004.

(6)	The adjustment represents the gain recognized related to our receipt of 642,610 shares of Lucent that were released from escrow.

(7)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our non-GAAP effective tax rate of 36%.

(8)	For the six months ended June 30, 2006, the calculations of diluted earnings per share exclude a potential add-back to net income of $1,162,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effects of including such amounts are anti-dilutive.

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Six Months Ended June 30, 2005

	(thousands, except per share data)

						Non-
	Tekelec	IEX	GAAP			GAAP
	(w/	(Discontinued	Continuing			Continuing
	IEX)	Operations)	Operations	Adjustments		Operations

Revenues	$261,591	$(22,082)	$239,509	$—		$239,509
Costs and expenses:
Cost of sales:
Cost of goods sold	90,258	(6,032)	84,226	(68	)(1)	83,056
				(1,102	)(2)
Amortization of purchased technology	2,972	—	2,972	(2,972	)(2)	—

Total cost of sales	93,230	(6,032)	87,198	(4,142)		83,056

Gross profit	168,361	(16,050)	152,311	4,142		156,453

Research and Development	61,858	(3,095)	58,763	(146	)(1)	58,617
Sales and Marketing	47,252	(4,765)	42,487	—		42,487
General and administrative	30,829	(1,531)	29,298	(1,432	)(1)	27,866
Restructuring and other	2,760	—	2,760	(2,760	)(3)	—
Amortization of intangible assets	1,581	—	1,581	(1,581	)(2)	—

Total operating expenses	144,280	(9,391)	134,889	(5,919)		128,970

Income (loss) from operations	24,081	(6,659)	17,422	10,061		27,483

Interest and other income (expense), net	(1,111)	151	(960)	1,344	(4)	384

Income (loss) from continuing operations before provision for income taxes	22,970	(6,508)	16,462	11,405		27,867

Provision for income taxes	12,356	(2,427)	9,929	3,096	(5)	13,025

Income (loss) before minority interest	10,614	(4,081)	6,533	8,309		14,842

Minority Interest	7,646	—	7,646	(1,576	)(6)	6,070

Net income (loss) from continuing operations	$18,260	$(4,081)	$14,179	$6,733		$20,912

Earnings (loss) per share:
Basic	$0.28		$0.22			$0.32
Diluted (7)	0.26		0.21			0.30
Earnings per share weighted average number of shares outstanding:
Basic	65,660		65,660			65,660
Diluted (7)	74,013		74,013			74,013

Notes to Unaudited Impact of Non-GAAP Adjustments on Net Income:
(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock, restricted stock units and stock purchase rights granted under our employee stock purchase plans.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus, and Santera.

(3)	The adjustment represents restructuring and other costs related to our manufacturing, corporate headquarters and Taqua relocations.

(4)	The adjustment represents a realized loss on the sale of Santera’s holdings of Alcatel shares received in conjunction with warrants exercised in December 2004.

(5)	The adjustment represents the income tax effect of footnotes (1), (2), (3), and (4) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(6)	The adjustment represents the minority interest impact of footnotes (2) and (4).

(7)	For the six months ended June 30, 2005, calculations of earnings per diluted share on both a GAAP and non-GAAP basis include the add-back to net income of $1,162,000 for assumed after-tax interest cost related to the convertible debt using the “if- converted” method of accounting for earnings per diluted share. The weighted average number of shares outstanding for the six months ended June 30, 2005 includes 6,361,000 shares related to the convertible debt using the “if-converted” method.